Exhibit 4.1
NOTATION OF GUARANTEE
For value received, each undersigned Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of January 24, 2013 (the “Indenture”), among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), SunCoke Energy Partners Finance Corp., a Delaware corporation (together with the Partnership, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

RAVEN ENERGY LLC

By: /s/ Fay West
Name: Fay West
Title: Senior Vice President

JACOB MATERIALS HANDLING LLC

By: /s/ Fay West
Name: Fay West
Title: Senior Vice President

FIFTH SUPPLEMENTAL INDENTURE
Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of August 17, 2015, among Raven Energy LLC, a Delaware limited liability company, Jacob Materials Handling LLC, a Delaware limited liability company (together with Raven Energy LLC, the “Guaranteeing Subsidiaries”), each of which is a subsidiary of SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Partnership, SunCoke Energy Partners Finance Corp., a Delaware corporation (together with the Partnership, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee (i) an indenture (the “Original Indenture”), dated as of January 24, 2013, providing for the issuance of 7.375% Senior Notes due 2020 (the “Notes”), (ii) a supplemental indenture, dated as of September 20, 2013, (iii) a supplemental indenture, dated as of November 27, 2013, (iv) a supplemental indenture, dated May 9, 2014, and (v) a supplemental indenture, dated January 16, 2015 (the Original Indenture, as so supplemented, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01(h) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Article 10 thereof.
3.    No Recourse Against Others. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuers.

Signature Page to Indenture Supplement

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: August 17, 2015
RAVEN ENERGY LLC

By: /s/ Fay West
Name: Fay West
Title: Senior Vice President

JACOB MATERIALS HANDLING LLC

By: /s/ Fay West
Name:     Fay West
Title:     Senior Vice President

SUNCOKE ENERGY PARTNERS, L.P.

By:    SunCoke Energy Partners GP LLC
its general partner

By:     /s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS
FINANCE CORP.

By:     /s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

GATEWAY ENERGY & COKE COMPANY, LLC

By: /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

GATEWAY COGENERATION COMPANY LLC

By: /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

HAVERHILL COKE COMPANY LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

MIDDLETOWN COKE COMPANY LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

HAVERHILL COGENERATION COMPANY LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

MIDDLETOWN COGENERATION COMPANY LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

SUNCOKE LOGISTICS LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

SUNCOKE LAKE TERMINAL LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

KANAWHA RIVER TERMINALS LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

MARIGOLD DOCK, INC.

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

CEREDO LIQUID TERMINAL, LLC

By:     /s/ Ryan D. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

The Bank of New York Mellon Trust Company, N.A.,

As Trustee

By:     /s/ Valerie Boyd
Authorized Signatory